                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section240.14a-12

                                 TRITON ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies: (i) Class A ordinary shares, par value $.01 per share, of Triton Energy Limited, Class B ordinary shares, par value $.01 per share, of Triton Energy Limited and 1/10th of a share of preferred stock, par value $.01 per share, of Triton Energy Corporation, to be issued in connection with the transaction and (ii) Common Stock, par value $1.00 per share of Triton Energy Corporation ("Triton Delaware Common Stock"), to be acquired by Triton Energy Limited in the transaction.
     2) Aggregate number of securities to which transaction applies: 35,899,958 being the maximum number of shares of Triton Delaware Common Stock to be acquired by Triton Energy Limited in the transaction.
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The per unit price of each share of Triton Delaware Common Stock is $53.438 (the average high and low price of such stock on the New York Stock Exchange, Inc. Composite Transaction Tape on December 19, 1995). The filing fee of $383,684.39 is calculated in accordance with Rule 0-11(c)(1) under the Exchange Act as one-fiftieth of one percent of the product of $35,899,958 shares to be acquired in the transaction and $53.438.
     4) Proposed maximum aggregate value of transaction: $1,918,421,956.00.
     5) Total fee paid: $383,684.39.
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                     [TRITON ENERGY CORPORATION LETTERHEAD]
                                                               February 26, 1996

Dear Stockholder:

    Under separate cover, you will be receiving, or may have received, a Proxy Statement/Joint Prospectus relating to a Special Meeting of Stockholders to be held on March 25, 1996. As described in the Proxy Statement/Joint Prospectus, the purpose of the meeting is to consider the reorganization of the company whereby Triton Energy Limited, a Cayman Islands company, would become the parent company of Triton Energy Corporation.

    Because of the complexity of the transaction, we thought the enclosed question and answer document would assist your consideration and understanding. We encourage you to read carefully the Proxy Statement/Joint Prospectus for the details of the reorganization and related information.

    It is important that your shares be represented regardless of whether you plan to be present at the Special Meeting. Please complete, date and sign the proxy card enclosed with the Proxy Statement/ Joint Prospectus and mail it promptly in the return envelope provided. If you should have further questions, please do not hesitate to call our proxy solicitation firm, Georgeson & Company Inc., at (800) 223-2064, or our Investor Relations department.

                                          Sincerely,
                                          /s/ Thomas G. Finck
                                          Thomas G. Finck
                                          Chairman of the Board and Chief
                                            Executive Officer

                              QUESTIONS & ANSWERS
                         ABOUT TRITON'S REORGANIZATION

CORPORATE MOTIVATION/TAX ISSUES

 1)   Q:  WHY IS TRITON UNDERTAKING THE REORGANIZATION AT THIS TIME?
      A: We believe that undertaking the reorganization now will enhance shareholder value because it will increase the net present value
          (after taxes) of the Company. The longer we wait to relocate offshore, the less we believe the benefit will be.

 2)   Q:  WHY REINCORPORATE TRITON IN THE CAYMAN ISLANDS?
      A:  The  Cayman Islands is stable  and nearby, and is  a commonly used and understood no-tax regime. The Cayman  Islands also has a  well-defined
          legal   system  that   is  based   on  British   common  law.  Several
          Cayman-chartered companies are listed on the New York Stock  Exchange, evidence  that  Cayman Islands  companies  have been  accepted  by the investment community.

 3)   Q:  IF THIS REORGANIZATION IS  SUCH A GREAT IDEA,  WHY HAVEN'T MANY  OTHER
          U.S. COMPANIES DONE IT?
      A: Triton, unlike most U.S. companies, conducts substantially all of its business outside the U.S. and, therefore, derives its income from foreign operations. By moving offshore now, when Triton is embarking on what we believe is a period of substantial growth, the Company can capture the benefits of an offshore reorganization.

OPERATIONS

 4)   Q:  WILL  THERE BE ANY SIGNIFICANT CHANGES IN  THE WAY TRITON IS RUN AFTER
          THE REORGANIZATION?
      A: No. Triton's strategy will continue to be to increase shareholder value through the discovery of significant oil and gas reserves. There will be no change in the management or operations of the Company as a result of the move offshore.

 5)   Q:  WILL OWNERSHIP OF THE CUSIANA AND  CUPIAGUA FIELDS BE MOVED TO  TRITON
          CAYMAN?
      A:  No.  These fields are Triton's  largest and most-developed properties.
          Triton's net operating loss carry forwards and U.S. foreign tax credits are expected to eliminate, in large part, U.S. corporate income taxes on the Company's Cusiana and Cupiagua operations.
          Moreover, a subsequent sale of the ownership in Cusiana and Cupiagua fields may be structured so as to not be subject to U.S. capital-gains taxes.

SHAREHOLDER/TRADING/INDIVIDUALS' TAXES

 6)   Q:  WHY DID TRITON CREATE AN EQUITY UNIT IN ADDITION TO CLASS A SHARES?
      A: The Equity Unit has been provided as an alternative for shareholders who want to retain a preferred, equity interest in Triton. It has been structured with the intention of enabling those holders to defer taxes until such time as the Equity Units are sold by the shareholder or purchased by Triton Delaware or Triton Cayman. Triton's special tax counsel are of the opinion that it is more likely than not that the receipt of the Preferred Stock component of the Equity Units will not be a taxable transaction, although there can be no assurance that the IRS or the courts will agree.

 7)   Q:  IS THE INCOME FROM EXCHANGING MY  SHARES FOR EITHER CLASS A SHARES  OR
          THE EQUITY UNITS TREATED AS A CAPITAL GAIN OR AS ORDINARY INCOME?
      A: For most individual holders, the income will be treated as capital gain with the tax rate depending on their holding period. For currently non-taxable holders (such as IRAs, pension funds and 401(k) plans), the reorganization will generally not trigger recognition of taxable gain.

 8)   Q:  WILL  THERE BE A CHANGE  IN THE COST BASIS  OF MY SECURITIES AFTER THE
          REORGANIZATION?
      A: Generally, for shareholders who are taxed on the reorganization, the basis of the Class A Shares and Class B Shares (included in the Equity
          Units) with respect to which gain is recognized will be the fair market value of these securities at the effective time of the reorganization. There will be no change in basis for holders who realize a loss.

 9)   Q:  WILL THE HOLDING PERIOD OF MY SHARES OF COMMON STOCK BE COUNTED TOWARD
          THE HOLDING PERIOD  (FOR DETERMINING SHORT-TERM  OR LONG-TERM  CAPITAL
          GAIN  TREATMENT ON ANY FUTURE SALE) FOR THE SECURITIES RECEIVED IN THE
          REORGANIZATION?
      A: Except for holders who realize a loss on the exchange, a new holding period for the Class A Shares and the Class B Shares included in the Equity Units will commence on the day after the reorganization. The holding period for the Preferred Stock included in the Equity Units should include the holding period of the Common Stock treated as exchanged for the Preferred Stock in the reorganization. In the case of holders realizing a loss, the holding period of their Class A
          Shares or Class B Shares, as the case may be, should include the holding period of the Common Stock exchanged therefor.

10)   Q:  IF I CHOOSE  THE EQUITY UNITS,  HOW MUCH WILL  I BE LIKELY  TO OWE  IN
          TAXES?
      A:  This  will depend,  in part, on  the relative values  of the component parts of the Equity Units (i.e.,  the value of the one-tenth share  of
          Preferred  Stock and the Class  B Share) at the  effective time of the reorganization, which  will  be determined  by  Triton, based  on  the advice  of  our financial  advisors.  Triton will  notify  Equity Unit
          holders  of  its  determination  after  the  effective  time  of   the
          reorganization. It is intended that most of an investor's gain will be deferred  by acceptance of the Equity Units. However, no assurance can be given that the IRS will agree with Triton's valuations.

11)   Q:  IF I OPT TO RECEIVE  CLASS A SHARES OR EQUITY  UNITS, WHEN WILL I  OWE
          TAXES IF I INCUR A GAIN?
      A: This will depend on the taxable year of the investor. For example, for most individual Triton shareholders on a calendar year, taxes would be due on this 1996 transaction in April 1997 (subject to the requirement to make quarterly estimated tax payments for certain taxpayers).

12)   Q:  IF  I AM PLANNING TO  SELL MY TRITON SHARES  DURING 1996, WHICH OPTION
          SHOULD I CHOOSE?
      A: Which option should be chosen is an individual decision that the Company believes may vary from holder to holder. However, the potential tax deferral available to shareholders choosing Equity Units would not be a significant benefit to shareholders who plan to sell their shares in 1996.

13)   Q:  WILL  THE CLASS A  SHARES BE LISTED  AND, IF SO,  WHERE AND UNDER WHAT
          SYMBOL?
      A: Class A shares will be listed on the New York Stock Exchange and will be traded under the symbol "OIL," the same stock symbol that Triton
          Energy Corporation is traded under today. Accordingly, Triton Cayman will be subject to the rules of the Exchange and the Securities and Exchange Commission.

14)   Q:  WILL THE  EQUITY UNITS  BE LISTED  AND, IF  SO, WHERE  AND UNDER  WHAT
          SYMBOL?
      A: Assuming the minimum election number is reached, the Equity Units will be listed on the New York Stock Exchange and will be traded under the symbol "OIL.B."

15)   Q:  WILL THERE BE ANY DIFFERENCES IN THE TRADING LIQUIDITY OF THE CLASS  A
          SHARES AND THE EQUITY UNITS?
      A:  There  is  currently no  established trading  market  for the  Class A
          Shares or the Equity Units, and there can be no assurance that an active market will develop. Because there will be significantly fewer
          Equity Units than Class A Shares, Triton expects that the market for Equity Units will be less liquid. There also can be no assurance about the market prices, or relative market prices, of the Class A Shares or Equity Units in the future.

16)   Q:  WILL  THERE BE ANY  CHANGE IN THE  WAY I OBTAIN  STOCK QUOTES, EXECUTE
          TRADES, ETC?
      A: No. You will be able to perform these functions the same way you do now.

17)   Q:  CAN  I STILL VOTE IN MATTERS RELATED  TO THE NEW PARENT, TRITON ENERGY
          LIMITED?
      A: Yes, both Class A and Equity Unit holders will be entitled to vote on these matters.

18)   Q:  IF I OPT TO EXCHANGE MY TRITON SHARES FOR CLASS A SHARES, DO I TURN IN
          MY STOCK CERTIFICATES?
      A:  Turn  in your stock certificates only  if you choose the Equity Units.
          Please see instructions in the proxy statement for more detailed information.